EXHIBIT 99.1

Classover Holds Over $11 Million in Solana, Accelerates SOL Treasury Strategy

NEW YORK, NY / July 22, 2025 / Classover Holdings, Inc. (NASDAQ: KIDZ, KIDZW) (“Classover” or the “Company”), a leading provider of live, interactive online learning, today provided an update on its Solana (“SOL”) treasury holdings. As of July 21, 2025, the Company holds approximately 57,131 SOL tokens, representing a total market value of approximately $11.27 million, based on a current per-token price of $197.26. The aggregate purchase price for these holdings was approximately $8.55 million, reflecting an average cost basis of $149.70 per SOL, inclusive of staking rewards.

Classover recently entered into two previously announced financing facilities: a $400 million equity purchase agreement and a $500 million senior secured convertible note investment. A substantial portion of the proceeds from these facilities is intended to be allocated toward continued SOL acquisitions.

These transactions are expected to provide enhanced financial flexibility and capital access to expand the Company’s Solana-based treasury strategy. With the ability to draw on these facilities as conditions permit, Classover is well-positioned to accelerate SOL accumulation and further strengthen its balance sheet.

Classover continues to expand on its long-term strategic vision of integrating digital assets into its capital allocation framework, leveraging blockchain infrastructure to drive innovation, improve operational efficiency, and create lasting value for shareholders.

However, the price of SOL has historically been subject to dramatic price fluctuations and is highly volatile. There can be no assurance that the per-token price of SOL will not fall substantially, which could adversely affect our business, our financial condition and results of operations, and our market value.

About Classover

Founded in 2020 and headquartered in New York, Classover has rapidly emerged as a leader in educational technology, specializing in live online courses for K-12 students worldwide. Offering a diverse curriculum tailored to different learning levels and interests, Classover empowers students through personalized instruction, innovative course design, and cutting-edge AI technology. From creativity-driven programs to competitive test preparation, Classover is dedicated to redefining education through accessible, high-quality learning experiences.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; Classover’s ability to maintain the listing of its securities on Nasdaq; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; regulatory changes related to crypto assets; fluctuations in the price of crypto assets; risks related to the custody of crypto assets, including security risks; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in the definitive proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Classover in connection with its previously consummated business combination with Battery Future Acquisition Corp. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Classover Holdings Inc.

ir@classover.com

800-345-9588

2